CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 ASR (No. 333-184882) and the Registration Statements on Form S-8 (Nos. 333-184885 and 333-188744) of Southwestern Energy Company ("Southwestern") of our report dated December 22, 2014 relating to the Statements of Revenues and Direct Operating Expenses of the Acquired West Virginia and Southwest Pennsylvania Properties, which appears in Southwestern's Current Report on Form 8-K/A dated December 19, 2014.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

January 6, 2015